UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EL CAPITAN PRECIOUS METALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

El Capitan Precious Metals, Inc.
15225 N. 49th Street
Scottsdale, Arizona 85254
________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________________

To the stockholders of El Capitan Precious Metals, Inc.:

Please take notice that the annual meeting of stockholders of El Capitan Precious Metals, Inc. (the “Company”) will be held, pursuant to due call by the Board of Directors of the Company, at the Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, Arizona 85253, on Thursday, June 2, 2011, at 10 a.m. Scottsdale, Arizona time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect three directors;
2.	To ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2011; and
3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Pursuant to action of the Board of Directors, stockholders of record on Wednesday, April 13, 2011, will be entitled to vote at the annual meeting or any adjournments thereof.  Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting.

By Order of the Board of Directors

/s/ Charles C. Mottley
Charles C. Mottley, President and Chief Executive Officer

Approximate Date of Mailing of Proxy Materials:
April 22, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held June 2, 2011.

The proxy statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended September 30, 2010, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Stockholders on the Internet, visit www.elcapitanpmi.com.

Proxy Statement
of
El Capitan Precious Metals, Inc.
15225 N. 49th Street
Scottsdale, Arizona 85254

Annual Meeting of Stockholders
to be held
June 2, 2011
___________________

VOTING BY PROXY AND REVOCATION OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of El Capitan Precious Metals, Inc. (the “Company”) to be used at the annual meeting of our stockholders to be held at the Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, Arizona 85253, on Thursday, June 2, 2011, at 10 a.m. Scottsdale, Arizona time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect three directors;
2.	To ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2011; and
3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

The approximate date on which this proxy statement and the accompanying proxy were first sent or given to stockholders was April 22, 2011.

VOTING PROCEDURES

Registered stockholders may vote in one of two ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Only holders of record of the Company’s common stock at the close of business on Wednesday, April 13, 2011, the “Record Date” for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the Record Date, there were 244,495,855 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the annual meeting. A quorum, consisting of a majority of the outstanding shares of the common stock entitled to vote at the annual meeting, must be present in person or represented by proxy before action may be taken at the annual meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Shares will be voted in the manner directed by the stockholders; provided, however, that if no direction is given by a stockholder, the shares will be voted as recommended by the Company’s Board of Directors. If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that matter. Under the General Corporation Law of the State of Nevada, on matters other than the election of directors, an action of the stockholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A stockholder giving a proxy may revoke such proxy at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the annual meeting.  Presence at the annual meeting of a stockholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the stockholder at the time of the meeting.

The election of each director under Proposal One requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting. Adoption of Proposal Two (Ratification of Appointment of Independent Registered Public Accounting Firm) requires the affirmative vote of the holders of a majority of such shares. The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this Proxy Statement,  and “FOR” the ratification of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2011.

While the Board of Directors knows of no other matters to be presented at the annual meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the annual meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the annual meeting with respect to the election of directors without instructions by the beneficial owner of the shares. THEREFORE, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THE ELECTION OF DIRECTORS.

ELECTION OF DIRECTORS
(Proposal One)

Our Board of Directors currently consists of the three directors identified below, each of whom has been nominated for re-election by our Board. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of stockholders, or until his successor is elected and shall have qualified. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about such director’s age, positions held within the Company, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such director currently serves as a director or has served as a director during the past five years, as well as each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director.

Name and Age of Director and Nominee	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies	Director Since

Charles C. Mottley Age 77
Mr. Mottley is a director and the current President and Chief Executive Officer of the Company.  Mr. Mottley also previously served as the President and a director of the Company from 2002 to 2007, and thereafter provided consulting services to the Company from June 2007 to June 2008. Mr. Mottley also served as Chairman of the Board and Chief Executive Officer of Gold and Minerals Company, Inc., a wholly owned subsidiary of the Company, from 1978 until July 2005, and resumed his positions as Chairman of the Board in February 2009, and Chief Executive Officer on January 19, 2011.  Mr. Mottley serves on the Board of Trustees at Hampden-Sydney College (since 2007), and was on the Board of the National Mining Association from 2005 to 2007.  Mr. Mottley has been employed in the mining industry in various capacities from equipment sales and services to active mining operations for over 35 years. Mr. Mottley is the author of five books and is the founder of the Fatherhood Foundation in Scottsdale, Arizona. Mr. Mottley received a Bachelor of Arts Degree from Hampden-Sydney College in 1958.  In January 2010, Mr. Mottley filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code primarily due to the fact that certain associates of Mr. Mottley defaulted under the terms of a promissory note that Mr. Mottley signed as a co-maker.

Our Board believes that Mr. Mottley is an appropriate person to represent management on the Company’s Board of Directors given his position as the Company’s principal executive officer, his past experience with the Company and Gold and Minerals Company, Inc., and his breadth of experience and knowledge in the industry in which the Company operates.
April 21, 2009

James G. Ricketts Age 72
Mr. Ricketts is the current Secretary and Director of Public Relations and Shareholder Communications and a director of the Company. Mr. Ricketts was previously the Secretary, Vice President of Administration and a director of our Company from July 2004 to April 2007. Mr. Ricketts has been self-employed in the area of Real Estate Development since 2000. From 1994 to 2000, he served as the Chief Executive Officer of Technology Systems International, Inc. From 1983 to 1985, Mr. Ricketts served as a Director of the Arizona Department of Corrections in Phoenix, Arizona. From 1979 to 1983, he served as the Executive Director of the Colorado Department of Corrections in Colorado Springs, Colorado. From 1985 to the present, Mr. Ricketts has been a
April 21, 2009

Name and Age of Director and Nominee	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies	Director Since

Correctional Consultant, providing services on a consulting basis in the areas of safety and security in the prison system. Mr. Ricketts received a Ph. D. from the Ohio State University in 1971, and a M. Ed. from Bowling Green State University in 1963.

Our Board of Directors believes that Mr. Ricketts is qualified to serve as a director of the Company based on his financial skills and overall business judgment. In addition, Mr. Ricketts’ past experience with the Company uniquely qualifies him to serve on the Board and has provided him with applicable industry experience. Mr. Ricketts’ also serves as Chairman of the Board of Director’s compensation committee, and is a member of the Board’s audit committee.

John F. Stapleton Age 68
Mr. Stapleton is the current Chairman of the Board.  Mr. Stapleton has extensive experience with early-stage development companies and contributes a unique set of skills needed to achieve a focused strategy, early-stage funding, basic infrastructure and business model, all of which are central to creating a solid business platform to launch and scale a successful venture. Mr. Stapleton has founded and supported more than 25 emerging technology companies. As a senior officer and investor, Mr. Stapleton has been instrumental in the development and financing of more than 25 companies. Mr. Stapleton currently serves as a director on the emerging company boards of Advanced Circulatory Systems, TradeCycle Management, Super Vitamin D and Visible Customer II.  Mr. Stapleton is employed by Management Resources and Initiative, a management company solely owned by Mr. Stapleton. In 2010, Visible Customer, LLC, a company in which Mr. Stapleton was formerly an executive officer, filed a voluntary petition under Chapter 7 of the United States Bankruptcy Code. At the time of such filing, Mr. Stapleton was not an executive officer of Visible Customer, LLC.

Mr. Stapleton’s experience as a director and officer of emerging companies provides experience to our Board of Directors that is required to grow the Company’s operations and successfully begin producing revenues and securing capital from time to time.  Mr. Stapleton’s experience in managing early-stage development companies also uniquely qualifies him to serve as Chairman on the Board of Director’s audit committee and a member of the Board’s compensation committee.

April 21, 2009

EXECUTIVE OFFICERS; DIRECTORS AND EXECUTIVE COMPENSATION

Executive Officers and Directors of the Company

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies

Charles C. Mottley Director, President, Chief Executive Officer	77	See “Election of Directors (Proposal One)” – above.

Stephen J. Antol Treasurer and Chief Financial Officer	68
Mr. Antol is a current director and Chief Financial Officer of Gold and Minerals Company, Inc., a wholly owned subsidiary of the Company, and has held such positions since January 19, 2011. On April 30, 2009, Mr. Antol was reappointed to the position of Chief Financial Officer and Treasurer of the Company. Mr. Antol was our Chief Financial Officer from November 2004 to May 2007. Prior to Mr. Antol’s reappointment and from late 1992 through November 2004, Mr. Antol rendered services as a consultant chief financial officer for a number of small and medium-sized businesses requiring technical expertise on a limited or recurring basis. From 1990 to 1992, Mr. Antol served as Chief Financial Officer of Lou Register Furniture, a fine furniture retailer located in Phoenix, Arizona. From 1987 to 1989, Mr. Antol served as Director of Finance for F.S. Inc. (d/b/a Audio Express and Country House Furniture), a retailer of furniture and stereo equipment in four southwestern states. From 1975 to 1987, Mr. Antol worked for Giant Industries, Inc., an independent refiner and marketer of petroleum products, in such capacities as Corporate Controller and Corporate Treasurer. Mr. Antol also has five and one-half years experience with two major certified public accounting firms located in Phoenix, Arizona. Mr. Antol received a Bachelor of Arts degree from Michigan State University in 1968, and became a licensed Certified Public Accountant in 1970. He no longer practices as a licensed CPA.

James G. Ricketts Director, Secretary	72	See “Election of Directors (Proposal One)” – above.

John F. Stapleton Director, Chairman of the Board	68	See “Election of Directors (Proposal One)” – above.

Executive Compensation

Summary Compensation Table

The table below summarizes the total compensation earned during the fiscal years ended September 30, 2010 and 2009 by (i) each individual serving as our principal executive officer and principal financial officer during the fiscal year ended September 30, 2010; and (ii) up to two of the other most highly compensated individuals who served as an executive officer of the Company as of September 30, 2010 and whose total compensation received from the Company during such fiscal year exceeded $100,000.

Name and Principal Position	Fiscal Year	Salary	Option Awards (1)	Stock Awards (1)		Total Compensation

Charles C. Mottley (2)	2010	$88,000	$–	$175,000	(3)	$263,000
Chief Executive Officer	2009	$18,000	$–	$–		$18,000

Stephen J. Antol (4)	2010	$73,256	$–	$80,000	(5)	$153,256
Chief Financial Officer	2009	$27,635	$–	$–		$27,635

James G. Ricketts (6)	2010	$15,000	$–	$175,000	(3)	$190,000
Secretary, Director	2009	$–	$–	$–		$–
________________
(1)
Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended September 30, 2010 and 2009 in accordance with FASB ASC 718 for measurement of all stock compensation awards using a fair value method and recognize the related compensation cost in its financial statements. The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option pricing model with utilizing the weighted average assumptions for all grants, expected life of options using the Simplified Method, expected volatility based on historical trends, a risk-free interest rate using the appropriate term U.S. Treasury rate, and a zero percent (0%) dividend yield (see NOTE 1 to the audited financial statements for the fiscal year ended September 30, 2010, which are contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 13, 2011).

(2)
Mr. Mottley is the current Chief Executive Officer, President and a Director of the Company. Mr. Mottley currently has no employment contract with the Company. Effective June 1, 2010, the Board of Directors authorized monthly compensation of $10,000 a month for Mr. Mottley’s services as President and Chief Executive Officer. Mr. Mottley is also the President of Gold and Minerals Company, Inc., a wholly owned subsidiary of the Company.

(3)	Issuance of registered common stock valued at market price on the date of issuance.
(4)
Mr. Antol is the current Treasurer and Chief Financial Officer of the Company, and has no employment contract with the Company. Effective July 1, 2010, the Board of Directors authorized monthly compensation of $6,667 a month for Mr. Antol’s services as Chief Financial Officer.  Mr. Antol is also the Chief Financial Officer of Gold and Minerals Company, Inc., a wholly owned subsidiary of the Company.

(5)
Issuance of unregistered common stock as a discretionary bonus for performance of professional duties and contributions to the management of the Company and valued at market price on the date of issuance.

(6)
Mr. Ricketts is the Secretary and a director of the Company, and has no employment contract with the Company. Effective July 1, 2010, the Board of Directors appointed Mr. Ricketts as Director of Public Relations and Shareholder Communications and authorized monthly compensation of $5,000 a month for Mr. Rickett’s services as Director of Public Relations and Shareholder Communications.

Description of Employment Agreements and Related Compensation

The Company has not entered into any employment agreements with its management at this time.  However, on July 1, 2010, the Board of Directors of the Company approved, in exchange for such person’s services rendered, a monthly salary of (i) $10,000 to be paid to Mr. Mottley, the Company’s President and Chief Executive Officer, (ii) $6,667 to be paid to Mr. Antol, the Company’s Treasurer and Chief Financial Officer, and (iii) $5,000 to be paid to Mr. Ricketts, as Director of Public Relations and Shareholder Communications, and Secretary of the Company.  On April 15, 2010, the Board of Directors issued to each of Mr. Mottley and Mr. Ricketts an unrestricted stock award of 500,000 shares of common stock, when the average of the closing bid and ask prices of the common stock was $0.35 per share. On June 16, 2010, the Company also issued to Mr. Antol a stock award of 250,000 shares, when the average of the closing bid and ask prices of the common stock was $0.32 per share.  The Board of Directors believe that the foregoing salaries properly reward each of the officers above for their services rendered and incentivize increased productivity from these officers in the future.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options held by each of the Company’s named executive officers as of September 30, 2010:

Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (2)	Option Expiration Date

Charles C. Mottley	300,000	–	$0.56	7/21/2015

Stephen J. Antol	150,000	–	$0.56	7/21/2015

James G. Ricketts	200,000	–	$0.56	7/21/2015
_______________
(1)	All options were granted pursuant to the Company’s 2005 Stock Incentive Plan, as amended.
(2)	The Option Exercise Price of each Option is equal to the closing price of the Company’s common stock on the date of issuance of such option.

Severance and Change of Control Arrangements

The Company’s Board of Directors, or a committee thereof, serving as plan administrator of its 2005 Stock Incentive Plan, has the authority to provide for accelerated vesting of the options granted to its named executive officers and any other person in connection with changes of control of the Company, including: (a) the sale, lease, exchange or other transfer of substantially all of its assets to a non-affiliate; (b) its liquidation or dissolution; (c) subject to certain limitations, if any person becomes the beneficial owner of in excess of 20% of the combined voting power of the Company’s outstanding securities having the right to vote at elections of directors; (d) subject to certain limitations, a merger or consolidation whereby the Company’s stockholders immediately prior to effective date of such merger or consolidation have beneficial ownership, immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing less than 80% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors; or (e) if after the date our securities are first sold in a registered public offering, its then existing directors cease to constitute at least a majority of the board. This description constitutes only a summary of the relevant terms to the Company’s 2005 Stock Incentive Plan.

Director Compensation

On July 21, 2005, based upon recommendations from the Company’s compensation committee, the Board of Directors approved the compensation plan for the Board of Directors. The non-employee directors will be compensated with an annual retainer of $5,000, plus an additional $1,000 for each Board meeting attended by each such director in person plus $500 per month for all Board meetings attended by such director by telephone. In addition, non-employee directors serving as chairman of the audit and compensation committee shall receive an additional annual retainer of $4,000. Employee directors will not receive fees, or other compensation for service on the Board or any committees thereof other than participating in annual stock option awards to Board members. All Board members shall be reimbursed for expenses incurred in connection with Board or committee meetings.  On January 23, 2008, the plan was amended to permit Board members to receive any retainers, compensation and expense payments in all cash, all Company common stock or half in cash and half in Company common stock.

The following table shows the compensation earned by each of the Company’s non-employee directors for the year ended September 30, 2010:

Name	Fees Earned or Paid in Cash	Option Awards	Fees Paid in Common Stock		Total

John F. Stapleton (1)	$–	$–	$175,000	(2)	$175,000
_______________
(1)
Mr. Stapleton was appointed to the Board of Directors and as Chairman of the Board on April 21, 2009.  Mr. Stapleton has agreed to forego all of the fees to which he is entitled as a director until such time as the Company is in a stronger financial position.

(2)	Issuance of common stock valued at market price on the date of issuance.

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

Our Board of Directors and management are committed to the quality, integrity and transparency of the financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the audit committee of our Board of Directors has appointed MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011.

If the stockholders do not ratify the appointment of MaloneBailey, LLP, the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of MaloneBailey, LLP by the stockholders, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in the Company’s best interests and the best interests of its stockholders.

The Company does not expect representatives of MaloneBailey, LLP to be present at the annual meeting. In the event such representatives are present at the annual meeting, such representatives will have the opportunity to speak and respond to appropriate questions.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees billed to the Company by MaloneBailey, LLP in relation to the audits and quarterly reviews of the Company for the fiscal years ended September 30, 2010 and 2009:

	Year Ended September 30, 2010	Year Ended September 30, 2009

Audit Fees(1)	$47,000	$47,000
Audit-Related Fees(2)	$–	$–
Tax Fees(3)	$–	$–
Total	$47,000	$47,000

_______________
(1)
Audit Fees. Audit fees include fees for professional services performed for the audit of our annual consolidated financial  statements, review of quarterly consolidated financial statements included in our SEC filings, and assistance and issuance of consents associated with SEC filings.

(2)
Audit-Related Fees. Audit-related fees are fees for assurance and related services that are reasonably related to the audit. This category includes fees related to assistance consulting on financial accounting/reporting standards.

(3)	Tax Fees. Tax fees primarily include professional services performed with respect to preparation of our federal and state tax returns for our consolidated subsidiaries.

The audit committee of the Board of Directors has reviewed the services provided by MaloneBailey, LLP during the fiscal year ended September 30, 2010 and the amounts billed for such services.  After consideration, the audit committee has determined that the receipt of these fees by MaloneBailey, LLP is compatible with the provision of independent audit services. The audit committee has discussed these services and fees with MaloneBailey, LLP and Company management to determine that they are appropriate under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as under guidelines of the American Institute of Certified Public Accountants.

Pre-Approval Policy

The audit committee charter provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the audit committee or by designated independent members of the audit committee, other than with respect to de minimis exceptions permitted under Section 202 of the Sarbanes-Oxley Act of 2002. All services performed by MaloneBailey, LLP in fiscal 2009 and 2010 have been pre-approved in accordance with the charter.

OTHER MATTERS
Board of Directors and Committees

Board of Directors

The Company’s Board of Directors is currently comprised of three directors, each of whom is identified under Proposal One (“Election of Directors”) above.  The full Board of Directors held four (4) meetings during fiscal year 2010 and took action by written consent on nine (9) occasions.

In determining whether the members of our Board and its committees are independent, the Company has elected to use the definition of “independence” set forth by the American Stock Exchange. Consistent with these considerations, and after review of all relevant transactions or relationships between each director, or any of their family members, and the Company, its senior management and its independent registered public accounting firm, the Board has determined that John F. Stapleton is an independent director within the meaning of the applicable listing standard of the American Stock Exchange. Mr. Stapleton serves as Chairman of the Board of Directors of the Company.  Mr. Mottley, the Company’s Chief Executive Officer, and Mr. Ricketts, the Company’s Secretary, both of whom serve as Directors, are not considered independent directors.

The Board of Directors as a whole serves as the nominating committee. The Board of Directors also has a standing audit committee and compensation committee. During the 2010 fiscal year, each director attended at least 75% of the meetings of the Board of Directors and the committees on which such director served.  Although the Company has no formal policy regarding directors’ attendance at the Company’s annual stockholders meetings, the Company encourages such attendance by members of the Board of Directors. Since the Company had no 2010 annual stockholder meeting, there was no attendance by the directors at the prior year’s meeting of the stockholders of the Company.

Audit Committee of the Board of Directors

The Company maintains a two-member audit committee of the Board of Directors.  Mr. John Stapleton is the Chairman of the Audit Committee and Mr. James Ricketts also serves on the Audit Committee. The Board adopted the Audit Committee Charter as presented by the Audit Committee, which is available on the Company’s website at www.elcapitanpmi.com. The Board has determined that it currently does not have an individual serving on the Audit Committee that qualifies as an “audit committee financial expert.”  Mr. Ricketts is the current Secretary and Director of Public Relations and Shareholder Communications of the Company.  Mr. Ricketts is not considered “independent” under applicable listing standards, however, the Board of Directors has determined that Mr. Ricketts’ service on the Audit Committee is appropriate given the small size of the Board of Directors and his acumen in financial matters.  The primary responsibility of the audit committee is to oversee the Company’s financial reporting processes and internal control system on behalf of the Board of Directors of the Company. In that regard, the audit committee is, among other things, responsible for the appointment, compensation, retention and oversight of the work performed by the independent registered public accounting firm employed by the Company.

The audit committee held one (1) meeting during fiscal year 2010, during which the audit committee held discussions with financial management and representatives from the independent registered public accounting firm prior to the filing of the annual report on Form 10-K with the Securities and Exchange Commission.

Compensation Committee of the Board of Directors

The Company maintains a two (2) member compensation committee of the Board of Directors. The current members of the Compensation Committee are Mr. James Ricketts, Chairman, and Mr. John Stapleton.

The Compensation Committee held three (3) meetings during fiscal year 2010, and took action by written consent on three (3) occasion(s).

Compensation Committee Processes and Procedures for the Consideration and Determination of Executive Officer and Director Compensation

The Compensation Committee is responsible for developing programs governing the compensation of executive officers and other members of senior management that support achieving corporate objectives, reviewing and making recommendations to the Board regarding the compensation of employees determined to be named executive officers, approving the compensation of executive officers and members of senior management other than the named executive officers, administering the Company’s equity compensation plans, and reviewing the Company’s Board compensation practices.

Nominating Committee of the Board of Directors

Currently the entire Board of Directors of the Company acts as the Nominating Committee. Due to the fact that the current Board of Directors is composed of three directors, the Board believes it is appropriate and efficient to act as the nominating committee of the Company at this time.

Director Nominations

The entire Board of Directors, acting in its capacity as the nominating committee, recruits and considers director candidates. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Board of Directors has the flexibility to consider such factors as it deems appropriate. These factors may include education, general business and industry experience, ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees.  Although the Board, as the nominating committee, does not have a policy with regard to the consideration of diversity in identifying director candidates, overall Board diversity of industry background and experience is generally among the factors considered. The Board, as the nominating committee, believes that a Board comprised of directors with diverse skills and experiences relevant to the Company’s industry and operations will result in efficient and competent oversight of the Company’s various core competencies, which include mineral extractions and development, strategic partnering, commercialization activities, corporate finance and accounting. As such, the Board, as the nominating committee, gives consideration to the interplay of a director candidate’s experience with that of other members of the Board of Directors and the evolving needs of the Company’s business.

Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability, and the Board, as the nominating committee, will consider director candidates recommended by security holders.  The Board, as the nominating committee, conducts a comprehensive conflicts-of-interest assessment of the candidates, and takes such assessment into account to determine whether to nominate the candidate to the serve as a director. The Board, as the nominating committee, also takes into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

Recommendations for candidates to be considered for election to the Board of Directors at the Company’s annual stockholders’ meeting may be submitted to nominating committee by the Company’s stockholders. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the Secretary of the Company at the Company’s headquarters address, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement, or in the case of shareholder nominations for directors for the 2011 annual stockholder meeting, such recommendation must have been received by the close of business on April 18, 2011. To enable the Board, as the nominating committee, to evaluate the candidate’s qualifications, stockholder recommendations must include the following information:

●	The name and address of the nominating stockholder and of the director candidate;

●	A representation that the nominating stockholder is a holder of record of the Company entitled to vote at the current year’s annual meeting;

●
A description of any arrangements or understandings between the nominating stockholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the stockholder;

●	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to become a director of the Company;

●
Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

●	The consent of each nominee to serve as a director of the Company if so elected.

Each of the individuals nominated for re-election to the Board of Directors pursuant to Proposal One were approved for such nomination by the Board, as the nominating committee.

Risk Management and Oversight

The Company’s risk management function is overseen by the Company’s Chief Financial Offer, who reports directly to the Chief Executive Officer. Material risks are identified and prioritized by management, and prioritized risks are referred to a Board committee or the full Board for oversight. The Board reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each item.  The Chairman of the Board, John F. Stapleton, is not a principal executive officer of the Company.

Ability of Stockholders to Communicate with the Company’s Board of Directors

The Company has established means for stockholders and others to communicate with the Board of Directors. If a stockholder wishes to address a matter regarding the Company’s financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the Chairman of the Audit Committee, care of the Secretary of the Company, at the Company’s headquarters address. If the matter relates to the Company’s governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the Chairman of the Board in care of the Secretary of the Company, at the Company’s headquarters address. If a stockholder is unsure where to direct a communication, the stockholder may direct it in writing to the Chairman of the audit committee, in care of the Secretary of the Company, at the Company’s headquarters address. All of these stockholder communications will be forwarded by the Secretary to the addressee.

Corporate Governance, Ethics and Business Conduct

We have adopted a Code of Ethics for our financial management staff. The Code of Ethics and Business Conduct is intended to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure, and compliance with applicable laws. The Code of Ethics was filed as Exhibit 99.1 to our Annual Report on Form 10-KSB for the year ended September 30, 2003. A copy of the Code of Ethics will be provided, without charge, to any person requesting it in writing, addressed to the attention of the Secretary at the Company’s headquarters address.

Report of the Audit Committee*

The audit committee has reviewed the Company’s audited financial statements for the last fiscal year, and has discussed them with management and the Company’s independent registered public accounting firm.

Specifically, the audit committee has discussed with its independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received and reviewed the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firms communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

The audit committee, based on the review and discussions described above with management and the Company’s independent registered public accounting firm, has recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2010 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

As reported:

John F. Stapleton
James G. Ricketts

*
This report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding common stock as of April 19, 2011 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of the named executives, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes below, the persons listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Beneficially Owned (1)

Charles C. Mottley 15225 N. 49th Street Scottsdale, Arizona 85254	16,741,985(2)	6.8%

John F. Stapleton 15225 N. 49th Street Scottsdale, Arizona 85254	4,995,980 (3)	2.0%

James G. Ricketts 15225 N. 49th Street Scottsdale, Arizona 85254	12,243,260 (4)	5.0%

Stephen J. Antol 15225 N. 49th Street Scottsdale, Arizona 85254	5,999,798 (5)	2.5%

All Officers and Directors as a Group (4 Persons)	39,981,023	16.4%
______________
(1)
Applicable percentage of ownership is based on 244,495,855 shares of common stock outstanding as of April 19, 2011, together with securities exercisable or convertible into shares of common stock within sixty (60) days of such date, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of April 22, 2011, are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Mr. Mottley is President, Chief Executive Officer and a Director of the Company.  Includes (i) vested options to purchase 300,000 shares of common stock at an exercise price of $0.56 per share, (ii) 10,000 shares of common stock held by Mr. Mottley’s spouse, and (ii) an option to purchase 500,000 shares of common stock at an exercise price of $1.02 that vests on April 30, 2011.  Of the shares beneficially owned by Mr. Mottley set forth above, 3,270,000 of such shares have been pledged to a third party as security of certain obligations of Mr. Mottley.

(3)
Mr. Stapleton is a Director and the Chairman of the Board of the Company.  Includes an option to purchase 500,000 shares of common stock at an exercise price of $1.02 that vests on April 30, 2011.  Of the shares beneficially owned by Mr. Stapleton set forth above, 2,000,000 of such shares have been pledged to third parties as security of certain obligations of Mr. Stapleton.

(4)
Mr. Ricketts is Director of Public Relations and Shareholder Communications, Secretary and a Director of the Company.  Includes (i) a vested option to purchase 200,000 shares of common stock at an exercise price of $0.56 per share, and (ii) an option to purchase 500,000 shares of common stock at an exercise price of $1.02 that vests on April 30, 2011, and (iii) 707,078 shares owned by ASI, Inc., a corporation of which Mr. Ricketts is an officer and director.  Of the shares beneficially owned by Mr. Ricketts set forth above, 10,617,768 of such shares have been pledged to third parties as security of certain obligations of Mr. Ricketts.

(5)
Mr. Antol is the Chief Financial Officer of the Company.  Includes (i) a vested option to purchase 150,000 shares of common stock at an exercise price of $0.56 per share, and (ii) 125,000 shares of common stock held by Mr. Antol’s spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 28, 2010, the Company and Gold and Minerals Company, Inc. (“G&M”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MergerCo, a Nevada corporation and wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, on January 19, 2011, MergerCo merged with and into G&M, and G&M continues as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). As a result of the Merger, the holders of G&M capital stock received Company common stock in exchange for their shares of G&M capital stock.  Pursuant to the Merger Agreement, the officers and directors of the Company received certain Company common stock in exchange for their respective ownership interests in G&M prior to the Merger as described below:

Name(1)	Number of Company Shares Issued as Result of Merger	Approximate Dollar Value of Company Shares Issued(2)

Charles C. Mottley	11,720,994	$14,065,192.80
John F. Stapleton	2,545,480	$3,054,576.00
James G. Ricketts	9,015,244	$10,818,292.80
Stephen J. Antol	4,383,884	$5,260,660.80
______________
(1)	Each of the respective positions of the individuals listed is included in Proposal One (“Election of Directors”).
(2)	Based upon the closing price of $1.20 per share of the Company’s common stock on January 19, 2011, the date of the consummation of the Merger.

Prior to the Merger, Charles C. Mottley was the Chairman of the Board of Directors of G&M, and Stephen J. Antol was the Treasurer and Chief Financial Officer of G&M. Under the terms of the Merger Agreement, the directors and officers of MergerCo immediately prior to the effective time of the Merger became the respective directors and officers of G&M.  Each of Charles C. Mottley and Stephen J. Antol, as the officers and directors of MergerCo, became the officers and directors of G&M as a result of the Merger.

A further description of the merger transaction is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of the Forms 3, 4 and 5 (and amendments thereto) that we received with respect to transactions occurring during fiscal 2010, we believe that all of the Company’s officers, directors and greater-than-ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for the following:

Filer	Form	Transaction Date	Date Filed	Explanation

James Ricketts	3/A	(1)	5/19/2010	To correct the number of shares held on April 21, 2009
Steve Antol	4	4/12/2010	4/19/2010	Report grant of stock award
______________
(1)	Mr. Ricketts first became required to file a Form 3 on April 21, 2009.

PROPOSALS OF STOCKHOLDERS

Any stockholder who desires to submit a proposal for action by the stockholders at the next annual stockholders’ meeting, which is the 2012 annual meeting following the Company’s 2011 fiscal year, must submit that proposal in writing to the Secretary of the Company at the Company’s corporate headquarters by December 23, 2011 to have the proposal included in the Company’s proxy statement for that meeting. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted to the Company by certified mail, return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY /
UNTIMELY STOCKHOLDER PROPOSALS

Rule 14a-4 promulgated under the Securities Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

With respect to the Company’s next annual stockholders’ meeting, the 2012 annual meeting, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by March 8, 2012, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the proxy, proxy statement, annual report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by special letter, or via the Internet.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

El Capitan Precious Metals, Inc.

/s/ Charles C. Mottley
Charles C. Mottley, President and Chief Executive Officer

EL CAPITAN PRECIOUS METALS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 2, 2011
10:00 a.m.

Scottsdale Plaza Resort
7200 North Scottsdale Road
Scottsdale, Arizona  85253

El Capitan Precious Metals, Inc. 15225 N. 49th Street Scottsdale, AZ 85254

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, a stockholder of El Capitan Precious Metals, Inc., hereby appoints Charles C. Mottley and John F. Stapleton, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual meeting of stockholders of El Capitan Precious Metals, Inc. to be held at the Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, Arizona 85253, on Thursday, June 2, 2011, at 10:00 a.m. Scottsdale, Arizona time, and at any and all adjournments thereof.

See reverse for voting instructions.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, and FOR the ratification of the appointment of MaloneBailey, LLP as the independent registered public accounting firm of El Capitan Precious Metals, Inc. for fiscal 2011.

The Board of Directors Recommends a Vote FOR ALL NOMINEES AND FOR ALL PROPOSALS.

(1)	Election of Directors

☐  FOR all nominees                                   ☐  WITHHOLD all nominees

AUTHORITY to vote for (except as marked to the contrary below) all nominees listed below:

● Charles C. Mottley ● James G. Ricketts ● John F. Stapleton

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

(2)	Proposal to ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2011.

☐      FOR                              ☐      AGAINST                                   ☐      ABSTAIN

(3)	Upon such other business as may properly come before the annual meeting or any adjournments thereof.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of stockholders.  When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, and FOR ratification of the appointment of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2011.

Dated

X

X

(Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).)